UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 28, 2004

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 7(c): Exhibits

      Exhibit 99: Press Release

Item 12. Earnings Release

On January 28, 2004, Southern Community Financial Corporation (Nasdaq: SCMF for the common stock and SCMFP and SCMFO for the trust preferred securities) reported financial results for the three and twelve months ended December 31, 2003.

Southern Community Financial is the holding company of Southern Community Bank and Trust and The Community Bank. The Community Bank operates ten banking offices serving markets in Pilot Mountain, Mount Airy, Sandy Ridge, Madison, Union Grove, Dobson, King, Walnut Cove, and Jonesville, North Carolina. Southern Community Bank and Trust operates eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina.

Southern Community Financial Corporation’s common stock trades on The NASDAQ National Market under the trading symbol SCMF and trust preferred securities under the symbols SCMFP and SCMFO. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb

Richard M. Cobb Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date:	January 28, 2004